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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                       ______________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       ______________________________

     Date of report (Date of earliest event reported): December 20, 2005

                          WESTFIELD FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

       Massachusetts              001-16767                 73-1627673
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)           Identification No.)

                               141 Elm Street
                            Westfield, MA  01085
              (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code:  (413) 568-1911

                               Not Applicable
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

      On December 20, 2005, the Board of Directors of Westfield Financial, Inc. and Westfield Bank (collectively, the "Board") amended and restated the Westfield Bank Directors' Deferred Compensation Plan, the Benefit Restoration Plan of Westfield Financial, Inc., and the Deferred Compensation Agreement maintained by Westfield Bank for the benefit of Donald A. Williams in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service published thereunder (collectively, "Section 409A").
Section 409A requires certain IRS restrictions on payment timing to participants under these plans and the circumstances under which elections to defer compensation or receive distributions of deferred compensation may be made. These plans as amended and restated to conform to the requirements of Section 409A are attached hereto as Exhibits 10.7, 10.2, and 10.10, respectively.

      Directors' Deferred Compensation. Westfield Bank has established the Westfield Bank Directors' Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Westfield Financial and Westfield Bank. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by Westfield Bank during the year or according to the investment return of other assets as may be selected by the Compensation Committee of Westfield Bank. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, termination of service, disability or a change in control of Westfield Financial, Inc. or Westfield Bank (as those terms are defined in the Deferred Compensation Plan as required by Section 409A).

      Benefit Restoration Plan. Westfield Financial, Inc. has also established the Benefit Restoration Plan of Westfield Financial, Inc. in order to provide restorative payments to executives who are prevented from receiving the full benefits contemplated by the ESOP's benefit formula as well as the 401(k) Plan's benefit formula. The restorative payments consist of payments in lieu of shares that cannot be allocated to participants under the ESOP due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the ESOP's loan, payments in lieu of the shares that would have been allocated if employment had continued through the full term of the loan. The restorative payments also consist of amounts unable to be provided under the 401(k) Plan due to certain legal limitations imposed on tax-qualified plans.

      Deferred Compensation Agreements. Westfield Bank has also entered into a deferred compensation agreement with Donald A. Williams. Under this agreement, the executive is guaranteed a payment of an amount equal to what is required to make monthly payments equal to 70% of his monthly salary after retirement for the remainder of the executive's life or 240 months, whichever is greater, with offsets for the payments received from the defined benefit pension plan and Social Security payments attributable to contributions made by Westfield Bank. This payment amount is payable after retirement in the form of a single lump sum payment rather than monthly payments for the longer of (i) Mr. Williams' life or (ii) 240 months. This agreement also provide for payments upon the death or disability of the


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executive that are equal in amount to the payments that would have been payable to the executive upon retirement with such payments being made for a period of 120 months.

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.     Description
-----------     -----------

10.2            Amended and Restated Benefit Restoration Plan of Westfield
                Financial, Inc.
10.7            Amended and Restated Directors' Deferred Compensation Plan
10.10 Form of Amended and Restated Deferred Compensation Agreement with Donald A. Williams


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTFIELD FINANCIAL, INC.


                                       By: /s/ Donald A. Williams
                                           --------------------------------
                                       Name:  Donald A. Williams
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer

Date: December 21, 2005


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                                EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

10.2            Amended and Restated Benefit Restoration Plan of Westfield
                Financial, Inc.
10.7            Amended and Restated Directors' Deferred Compensation Plan
10.10 Form of Amended and Restated Deferred Compensation Agreement with Donald A. Williams


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